EXHIBIT 4.5

                                AMENDMENT TO

                     THE PROMUS COMPANIES INCORPORATED

                            AMENDED AND RESTATED

                        SAVINGS AND RETIREMENT PLAN

          Pursuant to Section 11 of The Promus Companies Incorporated Savings and Retirement Plan (the "Plan"), The Promus Companies
Incorporated, a Delaware corporation, hereby adopts this Second Amendment to the Plan, effective upon the consummation of the spin-off of the hotel business of this corporation into a new corporation.


          1. Section 15.2 of the Plan shall be amended to add the following proviso at the end of Section 15.2(b):

               Provided further that any Participant who will be an employee of the withdrawing Employer or Division after such withdrawal and concurrently will also be an Employee of an Employer or Division which continues to participate in the Plan will have the right to designate in writing to the Plan Administrator, not later than twenty days after the withdrawal of the Employer or Division, the percentage of the Participant's vested Account that will be withdrawn or segregated in accordance with this Section 15.2, which designated percentage shall apply to all subaccounts, investment funds and other financial amounts allocated to such Participant, and such Participant's Account will be valued for such purposes as of the Valuation Date coincident with or immediately preceding the effective date of the Employer's or Division's withdrawal from the Plan; if such written designation is not timely received, then such Participant's Account will not be withdrawn or segregated under this Section 15.2.

                                 *  *  *  *

          I hereby certify that the foregoing amendment to the Plan was duly adopted by the Board of Directors of The Promus Companies Incorporated as of May 26, 1995.

          Executed as of this 26th day of May, 1995.



                                    /s/ NEIL F. BARNHART
                                   ----------------------------------------
                                             Neil F. Barnhart
                                              Vice President







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